EXHIBIT 10.4

MANAGEMENT SERVICES AGREEMENT

This Agreement is made as of January 1, 1999 between

             GRANT BROTHERS SALES, LIMITED, a corporation existing under the laws of Canada ("Grant Brothers"),

                                       and

             GRANT AUTOMOTIVE GROUP INC., a corporation existing under the laws of Ontario ("Grant Auto").

RECITALS

A. Grant Brothers, under the Asset Purchase Agreement, transferred its wholesale automotive business group, consisting of its traditional automotive division and the heavy duty division to Grant Auto.

B. On the date of this Agreement, under a share purchase agreement, Grant Brothers sold all of the issued and outstanding shares of Grant Auto to Spectre Industries, Inc., a corporation existing under the laws of Nevada.

C. Grant Auto wishes to have Grant Brothers provide certain services to Grant Auto so that Grant Auto can continue to operate the Business and to maximize Grant Auto's benefits from the operation of the Business.

For value received, the parties agree as follows.

SECTION 1 - INTERPRETATION

1.1 Definitions. In this Agreement the following terms have the meanings set out below.

(a) Agreement means this management services agreement including any recitals and schedules to this management services agreement, as amended, supplemented or restated from time to time.

(b) Asset Purchase Agreement means the asset purchase agreement of even date between Grant Brothers and Grant Auto.

(c) Business means the business transferred to Grant Auto under the Asset Purchase Agreement, as it changes from time to time thereafter.

(d) Joint Account is defined in section 2.4.


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(e) Management Committee means the management committee established in accordance with section 2.5(a).

(f) Monthly Base Expenses means the amount of Grant Brothers' monthly operating expenses jointly established by the parties before the date hereof with respect to the first fiscal year of the term of this Agreement and by the Management Committee with respect to any subsequent fiscal year, before the beginning of such fiscal year (and as may be adjusted by the Management Committee during any fiscal year).

(g) Net Cash Flow of the Business means the net cash flow of the Business determined for any particular period in accordance with generally accepted accounting principles in effect in Canada from time to time, including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants.

1.2 Other Defined Terms. Each capitalized term not otherwise defined in this Agreement has the meaning given to it in the Asset Purchase Agreement.

1.3 Headings and References. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Extended Meanings. Words importing the singular include the plural and vice versa and words importing gender include all genders. The term "including" means "including without limitation".

1.5 Currency. All amounts to be paid under this Agreement are to be paid in US dollars.

SECTION 2 - SERVICES AND FEES

2.1 Services. Subject to the terms of this Agreement, Grant Brothers shall provide the following services to Grant Auto:

(a) Supply of Personnel. Grant Brothers shall make available to the Business such personnel as are reasonably required to operate the Business substantially in the manner that the Business was conducted before the date of this Agreement and subject to any changes in the operation of the Business as are agreed on from time to time by the Management Committee and with a view to meeting the various sales targets in the various territories agreed by the Management Committee from time to time. Grant Brothers may also introduce such changes as they desire from time to time to the extent that Grant Brothers believes that the changes will improve the operations of the Business.

(b) Provision of Office Space. Grant Brothers shall provide the necessary office space, office equipment and office supplies for its personnel to carry out the activities referred to in section 2.1(a).

(c) Strategic Advice. Grant Brothers shall provide all reasonable assistance to management of Grant Auto's ultimate parent company, Spectre Industries, Inc., in respect of strategic planning for, the capital structure of, new business development for, and cost base management in connection with, the Business.


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(d) New Opportunities. Grant Brothers shall consider new opportunities for the
Business that would complement the Business (including the identification of potential acquisitions and the making of introductions to potential acquisitions). Grant Brothers shall communicate the result of such considerations in a timely manner to Grant Auto from time to time. To this end, Grant Brothers shall cause its Chief Operating Officer and its Chief Financial Officer to devote at least 15% of their time to the foregoing duties. Grant Auto shall reimburse Grant Brothers for all reasonably incurred costs directly attributable to the identification of potential acquisitions and the making of introductions to potential acquisitions.

(e) Monthly Reporting. Grant Brothers shall deliver to Grant Auto within 45 days of the end of each calendar month a report in respect of the Business for such month containing:

      (1)   a profit and loss statement for such month;

      (2)   a balance sheet as at the end of such month;

      (3) a cash flow statement for such month, including a line analysis in respect of each manufacturer; and

      (4) a detailed analysis indicating the reasons for all material deviations from the quarterly financial forecast applicable to such month.

(f) Quarterly Reporting. Grant Brothers shall deliver to Grant Auto within 45 days of the end of each calendar quarter a report in respect of the Business for such quarter containing:

      (1)   a profit and loss statement for such quarter;

      (2)   a balance sheet as at the end of such quarter;

      (3) a cash flow statement for such quarter, including a line analysis in respect of each manufacturer;

      (4) a detailed analysis indicating the reasons for all material deviations from the quarterly financial forecast applicable to such quarter; and

      (5) a financial forecast for the next three calendar quarters, including projected profit and loss and projected cash flow for each such quarter.

Representatives of Grant Brothers shall make themselves available at their offices to meet with representatives of Spectre Industries, Inc. at a mutually agreeable time during the 60 day period following the delivery to Grant Auto of the quarterly report to discuss the contents of that report.

(g) Annual Reporting. Grant Brothers shall deliver to Grant Auto within three months of the end of each year under this Agreement a report in respect of the Business for such year containing:

      (1) financial statements, reviewed by the Grant Brothers' outside accountants, for such year (containing a profit and loss statement and a balance sheet for such year);


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      (2)   a financial forecast and business plan for the next two years under this Agreement; and

      (3) a detailed financial budget for the then current year under this Agreement.

Representatives of Grant Brothers shall make themselves available at their offices to meet with representatives of Spectre Industries, Inc. at a mutually agreeable time during the 60 day period following the delivery to Grant Auto of the annual report to discuss the contents of that report. During the 180 day period following the delivery of the annual report Grant Brothers shall provide to Grant Auto access to the financial records which Grant Brothers maintains in connection with the Business, including all materials used in the preparation of the annual financial statements and all documents prepared by Grant Brothers' outside accountants in respect of their review of such statements.

(h) Other Services. Grant Brothers shall provide to Grant Auto such other services as the parties may agree from time to time.

2.2 Authorized Representative. To assist in fulfilling the obligations of Grant Brothers set out in section 2.1(a), Grant Auto hereby appoints Grant Brothers as its authorized representative to act in Grant Auto's name to carry on the Business, including with the power to sign any agreements on behalf of Grant Auto. Grant Auto shall ensure that its by-laws or other corporate documents specifically authorizes such signing of documents by Grant Brothers. All new contracts respecting the Business shall be entered into in the name of Grant Auto.

2.3 Reimbursements, Fees and Bonuses. Grant Auto shall pay Grant Brothers the following amounts at the times set out below.

(a) Reimbursements. By the 15th day of each month under this Agreement, Grant Auto shall pay to Grant Brothers an amount to reimburse Grant Brothers for all of its costs associated directly with its services provided under this Agreement, including all amounts paid to or in respect of employees of Grant Brothers, plus agreed overhead for such employees and all amounts reimbursed by Grant Brothers to any of its employees in respect of services provided under this Agreement on behalf of Grant Auto, including all amounts to be reimbursed in accordance with section 2.1(d).

(b) Net Cash Flow Distribution. With respect to any fiscal year, the Net Cash Flow of the Business shall be distributed between Grant Auto and Grant Brothers as follows.

      (1) The first US$100,000 of the Net Cash Flow of the Business shall be distributed to Grant Auto.

      (2) The second US$100,000 of the Net Cash Flow of the Business shall be distributed to Grant Brothers.

      (3) Any Net Cash Flow of the Business in excess thereof shall be distributed 95% to Grant Auto and 5% to Grant Brothers.

(c) Distribution Mechanics.


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      (1)   General. In respect of any fiscal year during the term hereof, at the end of each month Grant Auto shall be entitled to receive out of the Joint Account any excess funds remaining after all costs and expenses with respect to such month, including amounts payable under section 2.3(a), have been paid until Grant Auto shall have received US$100,000 (the "Grant Auto Base Compensation") in respect of such year. Thereafter, Grant Brothers shall be entitled to receive at the end of each month in respect of such year out of the Joint Account any excess funds remaining after all costs and expenses with respect to such month, including amounts payable under section 2.3(a), have been paid until Grant Brothers shall have received US$100,000 (the "Grant Brothers Base Compensation") in respect of such year. Thereafter, at the end of each month in respect of such year, an amount equal to 95% of the excess over any costs and expenses with respect to such month, including amounts payable under section 2.3(a), shall be paid to Grant Auto (the "Grant Auto Bonus") and an amount equal to 5% of such excess shall be paid to Grant Brothers (the "Grant Brothers Bonus").

      (2) Negative Cash Balance. If at any time in any fiscal year during the term hereof, there shall be a negative cash balance in the Joint Account, funds shall be contributed to the Joint Account by the parties as follows until any such shortfall shall be covered:

            (A) by Grant Brothers up to an amount equal to the aggregate Grant Brothers Bonus paid to Grant Brothers through such date;

            (B) by Grant Auto up to an amount equal to the aggregate Grant Auto Bonus paid to Grant Auto through such date;

            (C) by Grant Brothers up to an amount equal to the aggregate Grant Brothers Base Compensation paid to Grant Brothers through such date;

            (D) by Grant Auto up to an amount equal to the aggregate Grant Auto Base Compensation paid to Grant Auto through such date; and

            (E)   by Grant Brothers.

            In such event, prior to making any distribution pursuant to section 2.3(c)(1) during such fiscal year, the parties shall be entitled to receive an amount equal to their contributions pursuant to this section 2.3(c)(2) in the reverse order in which such contributions were made.

      (3) Year End Reconciliation. Within 10 business days of the receipt of the audited financial statements for Grant Auto for the previous fiscal year, the Management Committee shall determine the definitive Net Cash Flow Distribution in accordance with section 2.3(c)(1). To the extent any party shall have received an amount in excess of the amount to which such party would be entitled pursuant to such determination, such party shall pay to the other an amount equal to such excess within 30 days of such determination.


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2.4 Joint Account. Grant Auto and Grant Brothers shall establish a joint bank account (the "Joint Account") with a reputable financial institution in Toronto. Any and all cash received from the accounts receivables transferred to Grant Auto pursuant to the Asset Purchase Agreement shall be deposited in the Joint Account. The Joint Account shall be administered by the Management Committee. Except as otherwise set forth herein, any disposition of funds out of the Joint Account shall require the signature of one Grant Auto representative and one Grant Brothers representative on the Management Committee. During the term of this Agreement, any and all amounts received by either party with respect to the Business (other than any Net Cash Flow distribution pursuant to section 2.3(c)(1)) shall be deposited in the Joint Account and any and all expenses with respect to the Business shall be paid out of funds available in the Joint Account. On or prior to the 15th day of each month during the term of this Agreement, an amount equal to the Monthly Base Expenses shall be paid to Grant Brothers out of funds available in the Joint Account and, in the event such amount is not so paid, each Grant Brothers representative on the Management Committee shall be entitled to transfer from the Joint Account an amount equal to any due and unpaid Monthly Base Expenses to Grant Brothers.

2.5 Management Committee.

(a) Purpose and Membership. A Management Committee consisting of up to two representatives from Grant Auto (each, an "Grant Auto Representative") and up to two representatives from Grant Brothers (each a "Grant Brothers Representative") shall be established for the purpose of overseeing the operation of the Business during the term of this Agreement. A party may change its representatives from time to time by delivering a notice to this effect to the other party.

(b) Rights and Duties. The Management Committee shall:

      (1)   administer the Joint Account;

      (2) approve the payment of any expenses to Grant Brothers in excess of the Monthly Base Expenses;

      (3) determine or amend the annual budget, the amount of the overhead referred to in section 2.3(a) and Monthly Base Expenses; and

      (4) perform such other functions as the parties may delegate to it from time to time.

In addition, the Management Committee shall be consulted prior to any material decision by Grant Brothers affecting (or being likely to affect) the Business or the expansion thereof contemplated hereby, including prior to the hiring or firing of any member of senior management of the Grant Brothers division administering the Business or of any other employees thereof other than in the ordinary course of business. The Management Committee shall meet in person or by telephone conference at such times and places as shall be necessary to perform its function, but at least once a month.


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SECTION 3 - TERM, RENEWAL AND TERMINATION

3.1 Term and Renewal. The term of this Agreement shall commence on the date hereof and continue for three years. At the expiration of such three-year period, this Agreement shall automatically be renewed for successive one-year periods unless it is terminated by either party giving the other at least six months prior written notice effective on the last day of such three-year or one-year period, as the case may be.

3.2 Termination. Notwithstanding section 3.1, a party may terminate this Agreement at any time on the occurrence of any of the following events:

      (a) the other party fails to pay any amount when due and fails to pay such amount within five days of receipt of a notice indicating the non-payment;

      (b) the other party breaches any of its obligations under this Agreement and such breach is not rectified within 30 days of receipt of a notice indicating the breach;

      (c) a proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation or winding-up of the other party is instituted by or against such other party;

      (d) the other party makes a general assignment for the benefit of its creditors; or

      (e) the other party ceases to carry on business as a going concern for more than five business days.

The expiration or termination of this Agreement shall not relieve or release a party from any of its obligations to pay any amount due and payable or to perform any obligation which by its nature shall survive such expiration or termination (including the obligations set out in sections 3.5, 4.3, 5 and 6). A party which terminates this Agreement in accordance with this section 3.2 shall not be liable to the other party for any loss or damage of any kind whatsoever, arising directly or indirectly from the termination of this Agreement.

3.3 Early Termination by Grant Auto. Grant Auto may terminate this Agreement if Grant Brothers does not, within the first 12 months of this Agreement, introduce Grant Auto to at least two reasonable potential acquisitions, as required by section 2.1(d).

3.4 Performance of Certain Contracts. Upon the termination of this Agreement, if any Contracts (including any Shared Contracts) remain subject to the terms of the section in the Asset Purchase Agreement entitled "Certain Contracts Not Assigned But Held in Trust", Grant Auto shall, from the date of the termination of this Agreement cause all of the obligations of Grant Brothers to be satisfied under those Contracts (except that in respect of Shared Contracts, Grant Auto shall only be obliged to fulfil such obligations to the extent that they relate to the Business). Grant Brothers shall, from the date of the termination of this Agreement cause all of the obligations of Grant Brothers to be satisfied under the Shared Contracts, but only to the extent that such obligations arise under Shared Contracts and relate to matters not related to the Business. Except as provided by the foregoing, the section in the Asset Purchase Agreement entitled "Certain Contracts Not Assigned But Held in Trust" shall continue to apply to all Contracts to which that section relates. Grant Auto shall reimburse Grant Brothers for all direct


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expenses incurred in carrying out any obligations under that section of the
Asset Purchase Agreement.

3.5 Transfer of Business. As soon as commercially reasonable after the date hereof, but in any event before the expiration of the term of this Agreement, Grant Brothers shall use all commercially reasonable efforts to assign and/or otherwise transfer to Grant Auto any and all Contracts not heretofore assigned to Grant Auto and to obtain separate agreements for those parts of the Shared Contracts which have been transferred to Grant Auto pursuant to the terms of the Asset Purchase Agreement. Grant Brothers shall report semi-annually to the Management Committee as to the progress of its efforts hereunder. To the extent the Management Committee determines, with respect to a particular Contract, not to seek the assignment or transfer thereof to Grant Auto or to obtain separate agreements, the parties shall enter into an appropriate contractual relationship which provides Grant Auto otherwise with the benefits of such Contract.

SECTION 4 - FORCE MAJEURE, LIABILITY AND INDEMNITY

4.1 Force Majeure. Neither party shall be liable to the other for any failure to perform any obligation under this Agreement, to the extent that such failure is beyond the reasonable control of such party (aside from lack of funds). A party which is not able to so perform an obligation under this Agreement shall promptly provide a notice in respect of such failure to the other party and take all commercially reasonable steps to mitigate the effects of such failure. In such cases, the party so failing to perform shall not be responsible to the other party for any loss or damage of any kind whatsoever which may be incurred by the other party or any third parties as a result of any such failure.

4.2 Liability. A party's liability to the other party under this Agreement shall be limited to any direct loss or damage to such other party caused by the first party's negligence or wilful misconduct. Notwithstanding the foregoing, no term in this section 4.2 shall operate so as to limit the liability of Grant Brothers in respect of any of its actions or failures to act, to the extent that Grant Brothers would have been liable in respect of such actions or failures to act had such taken place before the date of this Agreement when Grant Brothers owned and operated the Business.

4.3 Indemnity. Subject to the limitation imposed by section 4.2, Grant Brothers shall indemnify and save harmless Grant Auto on its behalf and as trustee for its officers, directors, shareholders, employees and agents against all costs, damages, claims and other liabilities (including legal fees and expenses) arising out of any breach of an obligation of Grant Brothers under this Agreement. Subject to the limitation imposed by section 4.2, Grant Auto shall indemnify and save harmless Grant Brothers on its behalf and as trustee for its officers, directors, shareholders, employees and agents against all costs, damages, claims and other liabilities (including legal fees and expenses) arising out of any breach of an obligation of Grant Auto under this Agreement.

SECTION 5 -- CONFIDENTIALITY AND COMPETITION

5.1 Confidential Information. Grant Brothers shall hold in confidence, and shall not disclose to any third party or use any confidential information of Grant Auto (other than in


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respect of the good faith performance of Grant Brothers' duties under this
Agreement) where such information was obtained by Grant Brothers in the course of providing services to Grant Auto under this Agreement, except as required by law (including any applicable securities laws or the rules of any applicable securities commission) or legal process.

5.2 Non-Competition. Grant Brothers shall not directly or indirectly (through an affiliate or otherwise) own, manage, operate, join, control or otherwise participate in, whether as a partner, shareholder or otherwise, any enterprise in the business of representing manufacturers in the sale of spare parts in the automotive wholesale market (the "Competitive Activities"), in Canada during the currency of this Agreement and (except where Grant Brothers terminates this Agreement under section 3.2 other than by providing six months' notice or where Grant Auto terminates this Agreement under section 3.2 by providing six months' notice) during the one year period following the termination of this Agreement, except that, notwithstanding the foregoing, such non-competition period shall not terminate prior to the fifth anniversary of the date hereof.

5.3 Non-Solicitation. Without the consent of Grant Brothers, Grant Auto shall not solicit for employment or employ any employee of Grant Brothers during the currency of this Agreement and (except where Grant Auto terminates this Agreement under section 3.2 other than by providing six months' notice) during the one year period following the termination of this Agreement. Without the consent of Grant Auto, Grant Brothers shall not solicit for employment or employ any employee of Grant Auto during the currency of this Agreement and during the one year period following the termination of this Agreement.

SECTION 6 -- ARBITRATION

6.1 Scope. Any dispute or other controversy between the parties relating to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to arbitration under the Arbitration Act, 1991 (Ontario), but subject to the terms of this section 6.

6.2 Appointment of Arbitrators. A party desiring arbitration under this section 6 shall give a notice of arbitration to the other party containing a concise description of the matter submitted for arbitration. Within 10 business days after a party gives a notice of arbitration, the parties shall jointly appoint a single arbitrator (the "Arbitrator"), who shall be a retired judge of the Ontario Court (General Division) or of any court of a province of Canada having jurisdiction comparable to or higher than that of such court. If the parties fail to appoint an Arbitrator within such time, an Arbitrator shall be designated by a judge of the Ontario Court (General Division) upon application by either party.

6.3 Powers of Arbitrator. The Arbitrator may determine all questions of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including legal fees and the costs of the arbitration) and interest.

6.4 Arbitration Procedure. The arbitration shall take place in the Municipality of Metropolitan Toronto at such place therein and time as the Arbitrator may fix. No later than 20 business days after hearing the representations and evidence of the parties, the Arbitrator shall make his or her determination in writing and deliver one copy to each of the parties. The


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decision of the Arbitrator shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration.

6.5 Awards and Appeal. There shall be no appeal from the determination of the Arbitrator to any court under the Arbitration Act, 1991 (Ontario). Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

6.6 Costs of Arbitration. The costs of any arbitration under this section 6 shall be borne by the parties in the manner specified by the Arbitrator in his or her determination.

6.7 Rules. Insofar as they do not conflict with this section 6, the Rules of Procedure For Commercial Arbitration of the Arbitration and Mediation Institute of Canada Inc. in effect at the date of commencement of any arbitration held under this section 6 shall be applicable to the arbitration, and the Arbitrator shall have jurisdiction to take such action and make such orders as are contemplated in such rules.

6.8 Condition Precedent. Submission to arbitration under this section 6 shall be a condition precedent to bringing any action with respect to this Agreement.

SECTION 7 -- GENERAL

7.1 Notice. Unless otherwise specified, each notice to a party must be given in writing and delivered personally or by overnight courier or transmitted by fax to the party as follows:

         If to Grant Brothers:      Grant Brothers Sales, Limited
                                    140 Wendell Avenue, Unit #1
                                    North York, Ontario M9N 3R2
                                    Attention: President
                                    Fax No: (416) 249-5864

         If to Grant Auto:          Grant Automotive Group Inc.
                                    140 Wendell Avenue, Unit #1
                                    North York, Ontario M9N 3R2
                                    Attention: President
                                    Fax No: (416) 249-5864

         with a copy to:            Mr. Daniel Wuersch
                                    Wuersch & Gering LLP
                                    Attorneys At Law
                                    11 Hanover Square
                                    21st Floor
                                    New York, New York
                                    USA 10005
                                    Fax No: (212) 509-9559

or to any other address, fax number or individual that the party designates. Any notice, if delivered personally or by courier, will be deemed to have been given when actually received, and if transmitted by fax before 3:00 p.m. (Toronto time) on a business day, will be deemed to

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have been given on that business day, and if transmitted by fax after 3:00 p.m.
(Toronto time) on a business day, will be deemed to have been given on the next business day.

7.2 Time. Time shall be of the essence of this Agreement.

7.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, and each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

7.4 No Set-Off. Payments made under this Agreement shall be made without set-off or counterclaim.

7.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, representations, negotiations and understandings, whether written or verbal. No term of this Agreement may be amended or waived except in writing.

7.6 Severability. Any term of this Agreement which is invalid or unenforceable shall not affect any other term and shall be deemed to be severable.


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7.7 Assignment and Benefit. No party may assign this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed. This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

The parties have duly executed this Agreement.

                                        GRANT BROTHERS SALES, LIMITED

                                        By: /s/ John D. Grant
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By: /s/ Ian S. Grant
                                           -------------------------------------
                                           Name:
                                           Title:


                                        GRANT AUTOMOTIVE GROUP INC.

                                        By: /s/ David Nunn
                                           -------------------------------------
                                           David Nunn
                                           President


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INDEMNITY

All defined terms in this Indemnity have the meanings given to them in the foregoing Management Services Agreement (the "Management Services Agreement") to which this Indemnity is attached.

In consideration of Grant Brothers entering into the Management Services Agreement with Grant Auto, a wholly-owned subsidiary of the undersigned, the undersigned hereby agrees to indemnify and save harmless Grant Brothers on its behalf and as trustee for its officers, directors, shareholders, employees and agents against all costs, damages, claims and other liabilities (including legal fees and expenses) arising out of any breach of an obligation of Grant Auto set out in the Management Services Agreement. Notwithstanding the foregoing, the undersigned is not liable under this Indemnity for any amount that Grant Auto would not be liable for under the Management Services Agreement. Accordingly, section 4.2 of the Management Services Agreement operates to limit the undersigned's liability under this Indemnity in the same manner that it operates to limit Grant Auto's liability.

This Indemnity is governed by, and shall be construed and interpreted in accordance with, the laws of Ontario and the laws of Canada applicable in Ontario. For the purpose of all legal proceedings, this Indemnity shall be deemed to have been performed in Ontario and the courts of Ontario shall have the non-exclusive jurisdiction to entertain any action arising hereunder.

                                        SPECTRE INDUSTRIES, INC.


                                        By: /s/ Olof Hildebrand
                                           -------------------------------------
                                           Name: Olof Hildebrand
                                           Title: Chairman


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